UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________

FORM 8-K
__________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 20, 2008

Shells Seafood Restaurants, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28258	65-0427966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16313 N. Dale Mabry Hwy, Suite 100, Tampa, FL		33618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:     (813) 961-0944

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On May 20, 2008, Shells Seafood Restaurants, Inc. (the “Company”) entered into Amendment No. 3 (“Amendment No. 3”) to that certain Loan and Security Agreement, by and among the Company and each of Fredrick R. Adler, Trinad Capital, L.P. and Bruce Galloway, IRA, R/O (collectively, the “Lenders”), dated March 9, 2005, as amended by Amendment No. 1, dated May 23, 2005 and Amendment No. 2, dated March 30, 2007, for an extension of a line of credit for $1,440,000. The maturity date of the line of credit was extended from May 23, 2008 to May 23, 2009, at a fee of 7% of the $1,440,000 borrowed, or $100,800. The extension fee of $100,800 was paid through the issuance to the Lenders of an aggregate of 775,385 shares of our common stock, based on the closing price on May 20, 2008 of $0.13 per share. Amendment No. 3 filed with this Report as Exhibit 10.1 is incorporated by reference into this Item 1.01. The preceding description of the terms of the Amendment No 3 are qualified by reference to Exhibit 10.1 to this Report.

Item 3.02 Unregistered Sales of Equity Securities.

The discussion under Item 1.01 of this Report is incorporated under this Item 3.02 as if set forth herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Item No.	Description

10.1	Amendment No.3 to the Loan and Security Agreement, dated May 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELLS SEAFOOD RESTAURANTS, INC.

Date: May 21, 2008

	By:	/s/ Warren R. Nelson
	Name:	Warren R. Nelson
	Title:	President and Chief Financial Officer

Exhibit Index

Item No.	Description

10.1	Amendment No.3 to the Loan and Security Agreement, dated May 20, 2008.